Number

DISABILITY ACCESS CORPORATION

Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK FULLY PAID AND NON-ASSESSABLE	CUSIP 25459R103 PAR VALUE: $0.001	COMMON VOTING STOCK FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK OF DISABILITY ACCESS CORPORATION, a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

Not Valid Unless
Initialed by Transfer Agent
by: Authorized Initial
Madison Stock Transfer Inc
.P. O. Box 145
Brooklyn, N.Y. 11229

PETER CHIN
PRESIDENT & CEO

DISABILITY ACCESS CORPORATION
Corporate Seal
NEVADA

PETER CHIN
SECRETARY